Exhibit 31

CERTIFICATION PURSUANT TO

SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

SEC RELEASE NO. 33-8124

The undersigned officers of Wastech, Inc. hereby certify that:

(1) I have reviewed this quarterly reports on Form 10-QSB and the annual reports on Form 10-KSB of Wastech, Inc. that are listed on Exhibit A attached hereto (collectively, the “Reports”);

(2) Based on my knowledge, the Reports do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Reports;

(3) Based on my knowledge, the financial statements, and other financial information included in the Reports, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in the Reports;

(4) The registrant's other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the registrant and we have:

(a) Designed such disclosure controls and procedures to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which the Reports are being prepared;

(b) Evaluated the effectiveness of the registrant's disclosure controls and procedures as of a date within 90 days prior to the filing date of the Reports (the "Evaluation Date"); and

(c) Presented in the Reports our conclusions about the effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

(5) The registrant's other certifying officers and I have disclosed, based on our most recent evaluation, to the registrant's auditors and the audit committee of registrant's board of directors (or persons performing the equivalent functions):

(a) All significant deficiencies in the design or operation of internal controls which could adversely affect the registrant's ability to record, process, summarize and report financial data and have identified for the registrant's auditors any material weaknesses in internal controls; and

(b) Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant's internal controls; and

(6) The registrant's other certifying officers and I have indicated in the Reports whether or not there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated: November 28, 2006	/s/ Richard D. Tuorto, Sr.
Richard D. Tuorto, Sr., Director and Chief Executive Officer

{A0035907.DOC}

Dated: November 28, 2006	/s/ Douglas Holsted
Douglas Holsted, Director and Chief Financial Officer

Exhibit A

2003
10-QSB June 30, 2003
10-QSB September 30, 2003
10-KSB December 31, 2003

2004
10-QSB March 31, 2004
10-QSB June 30, 2004
10-QSB September 30, 2004
10-KSB December 31, 2004

2005
10-QSB March 31, 2005
10-QSB June 30, 2005
10-QSB September 30, 2005
10-KSB December 31, 2005

2006
10-QSB March 31, 2006
10-QSB June 30, 2006
10-QSB September 30, 2006

{A0035907.DOC}